EX-35.2
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019



RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"), hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting Period"):

(a) a review of Wells Fargo's activities as Master Servicer and/or Trust Administrator under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period.


February 25, 2008

/s/ Jacquelyn E. Kimball
Jacquelyn E. Kimball
Vice President


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

Schedule A

List of Servicing Agreement(s) and Series

1 Pooling and Servicing Agreement for TBW Mortgage-Backed Trust 2006-6, Wells
  Fargo Bank, N.A. as Master Servicer and Trust Administrator, as applicable

2 Pooling and Servicing Agreement for TBW Mortgage Backed Trust 2007-1, Wells
  Fargo Bank, N.A. as Master Servicer and Trust Administrator, as applicable